MACOM 100 Chelmsford Street Lowell, MA 01851 +1 978.656.2500
www.macom.com
MACOM Announces Departure of Robert J. McMullan, Chief Financial Officer

Lowell, Mass., April 11, 2019 - MACOM Technology Solutions Holdings, Inc. (“MACOM”) (NASDAQ: MACOM), a leading supplier of semiconductor solutions, today announced that Robert McMullan, Senior Vice President and Chief Financial Officer (CFO), has submitted his resignation. Mr. McMullan is leaving for personal reasons, and his resignation is not the result of any matters related to MACOM’s financial statements or disclosures or accounting principles and practices. Mr. McMullan will transition to an advisory role and support MACOM during the next two months to ensure an orderly transition of responsibilities. MACOM has engaged a leading executive search firm to assist with the process of replacing Mr. McMullan.
The company also announced Conor Hegarty, Vice President of Financial Planning and Analysis has been appointed to the role of principal financial officer and principal accounting officer effective immediately. Mr. Hegarty has been with MACOM for 22 years and has served as Vice President, Financial Planning and Analysis of MACOM, since August 2016. Previously, he served as Senior International Finance Director from March 2011 to August 2016. Mr. Hegarty is a Chartered Management Accountant (ACMA, CGMA).
“On behalf of the board of directors and the executive team, I would like to thank Bob for all of his contributions at MACOM,” said John Croteau, President and Chief Executive Officer. “During his tenure, Bob was instrumental in rebuilding and reshaping MACOM through numerous acquisitions and divestitures, as well as corporate financing transactions. We are grateful for Bob’s positive impact on the company and wish him continued success in his next endeavor.”
Mr. Croteau continued, "Looking ahead toward the next phase of MACOM’s development, our focus is on leveraging the strategic investments we’ve made and scaling operations, both internally and with our external manufacturing partners. Accordingly, our search for a new CFO is focused on candidates with a strong financial background coupled with a proven track record of operational execution.”

ABOUT MACOM:
MACOM enables a better-connected and safer world by delivering breakthrough semiconductor technologies for optical, wireless and satellite networks that satisfy society’s insatiable demand for information.
Today, MACOM powers the infrastructure that millions of lives and livelihoods depend on every minute to communicate, transact business, travel, stay informed and be entertained. Our technology increases the speed and coverage of the mobile Internet and enables fiber optic networks to carry previously unimaginable volumes of traffic to businesses, homes, and datacenters.
Keeping us all safe, MACOM technology enables next-generation radars for air traffic control and weather forecasting, as well as mission success on the modern networked battlefield.
MACOM is the partner of choice to the world’s leading communications infrastructure, aerospace and defense companies, helping solve their most complex challenges in areas including network capacity, signal coverage, energy efficiency and field reliability, through its best-in-class team and broad portfolio of analog RF, microwave, millimeterwave and photonic semiconductor products.
MACOM is a pillar of the semiconductor industry, thriving for more than 60 years of daring to change the world for the better, through bold technological strokes that deliver true competitive advantage to customers and superior value to investors.

Headquartered in Lowell, Massachusetts, MACOM is certified to the ISO9001 international quality standard and ISO14001 environmental management standard. MACOM has design centers and sales offices throughout North America, Europe and Asia.
MACOM, M/A-COM, M/A-COM Technology Solutions, M/A-COM Tech, Partners in RF & Microwave, The First Name in Microwave and related logos are trademarks of MACOM. All other trademarks are the property of their respective owners.
For more information about MACOM, please visit www.macom.com, follow @MACOMtweets on Twitter, join MACOM on LinkedIn and Facebook or visit the MACOM YouTube Channel.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release contains forward-looking statements based on MACOM's beliefs and assumptions and on information currently available to MACOM. These forward-looking statements include, among others, statements about MACOM’s strategic plans, including those regarding its investments and operations. These forward-looking statements reflect MACOM's current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause those events or our actual activities or results to differ materially from those expressed in any forward-looking statement. Although MACOM believes that the expectations reflected in the forward-looking statements are reasonable, it cannot and does not guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to, those factors described in "Risk Factors" in MACOM's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. MACOM undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MEDIA CONTACTS:

Company Contact:
MACOM Technology Solutions Holdings, Inc.
Stephen Ferranti
Vice President of Investor Relations
P: 978-656-2977
E: stephen.ferranti@macom.com

Investor Relations Contact:
Shelton Group
Leanne K. Sievers, President
P: 949-224-3874
Brett L. Perry, Vice President
P: 214-272-0070
E: sheltonir@sheltongroup.com